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                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the inclusion in this registration statement of our report dated March 17, 1999 related to the consolidated balance sheet of Learn2.com, Inc. (formerly known as 7th Level, Inc.) as of December 31, 1998, and the related consolidated statement of operations, stockholders' equity, cash flows and the financial statement schedule for the year ended December 31, 1998 and our report dated June 30, 1999 related to the supplementary consolidated balance sheet of Learn2.com, Inc. (formerly known as 7th Level, Inc.), as of December 31, 1998, and the related supplementary consolidated statement of operations, stockholders' equity and cash flows for the year ended December 31, 1998 and to the adjustments that were applied to restate the 1997 consolidated financial statements and to all references to our firm included in this Registration Statement filed on Form S-4.

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
                                                          /s/ ARTHUR ANDERSEN LLP
                                                -------------------------------------------
                                                            ARTHUR ANDERSEN LLP
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New York, New York
July 16, 1999